Exhibit 99.1

Flux Power Accelerates Momentum with Major Order and Multi-Year Purchase Agreement

VISTA, Calif., February 4, 2020 - (Business Wire) - Flux Power Holdings, Inc., (OTCQB: FLUX), a developer of advanced lithium-ion battery packs for industrial applications such as electric forklifts and airport ground support equipment (GSE), today announced that it has received an order for several hundred GSE Packs for a global airline. The order was facilitated by Flux Power’s GSE distribution partner Averest, Inc.

The nearly $6M order, on a retail basis, will be delivered in scheduled shipments throughout 2020 (subject to cancellations and/or change orders). The 80V, 300Ah lithium-ion battery packs will be deployed to power a fleet of baggage tractors at airports across North America.

“Airlines are increasingly looking for energy solutions for their GSE fleets that provide high performance, no emissions, and no water maintenance requirements,” Flux Power CEO Ron Dutt commented. “The GSE Packs deliver all those benefits and provide a lower total cost of ownership for large fleets.”

Additionally, Flux Power announced that it has signed a Master Purchase Agreement with one of its existing Fortune 500 global heavy equipment customers.

This new multi-year contract covers a broad range of lithium-ion battery packs for use in material handling equipment. Flux Power has been shipping packs to this customer beginning in Fall 2018, which has led to this agreement.

Flux Power plans to report results for its FY’20 Quarter Ending December 31, 2019 on February 11, 2020.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power develops advanced lithium-ion batteries for commercial and industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux Power solutions utilize its proprietary battery management system and in-house engineering and product design. Flux Power batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux Power sells primarily to lift equipment OEM’s, their dealers and battery distributors. Products include advanced battery packs for motive power in the lift equipment and airport ground service markets, and other commercial and industrial applications.

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified by the use of “believes,” “expects” or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to timely obtain UL Listing for its products, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Flux Blog:	Flux Power Currents

Twitter:	@FLUXpwr

LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com